                                                                  Exhibit (h)(3)

                                   Exhibit B
                                    to the
                 Amended and Restated Administration Agreement

                             EXCELSIOR FUNDS, INC.
                             ---------------------
                                  Money Fund
                             Government Money Fund
                              Treasury Money Fund
                     Short-Term Government Securities Fund
                     Intermediate-Term Managed Income Fund
                              Managed Income Fund
                              Blended Equity Fund
                            Income and Growth Fund
                       Energy and Natural Resources Fund
                         Value and Restructuring Fund
                                Small Cap Fund
                              International Fund
                              Latin America Fund
                               Pacific/Asia Fund
                               Pan European Fund
                             Large Cap Growth Fund
                               Real Estate Fund
                             Emerging Markets Fund
                                Technology Fund

     In consideration of the mutual covenants set forth in the Amended and Restated Administration Agreement dated as of July 31, 1998 among Excelsior Funds, Inc. (the "Company"), Chase Global Funds Services Company ("CGFSC"), Federated Administrative Services ("FAS") and U.S. Trust Company of Connecticut ("U.S. Trust"), Excelsior Funds, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to any class or series thereof, first set forth in this Exhibit.

     Pursuant to Section 3 of the Agreement, U.S. Trust agrees to provide facilities, equipment, and personnel to carry out the following administrative services to the Funds:

     (a) Providing guidance and assistance in the preparation of SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and SEC share registration notices;

     (b) Reviewing the Company's Registration Statement on Form N-1A or any replacement therefor;

     (c) Consulting with the Funds and the Company's Board of Directors, as appropriate, on matters concerning the administration and operation of the Funds;

     (d) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under its Amended and Restated Administrative Services Plan, provided that U.S. Trust will only be responsible for monitoring arrangements with Service Organizations with whom U.S. Trust has established the servicing relationship on behalf of the Company. With respect to such Service Organizations, U.S. Trust shall specifically monitor and review the services rendered by Service Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Service Organizations, assisting in the execution and delivery of Servicing Agreements, reporting to the Company's Board of Directors with respect to the amounts paid or payable by the Company from time to time under the Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with such duties.

     This Exhibit B may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

     Witness the due execution hereof this ____ day of ____________, 2000.


                         EXCELSIOR FUNDS, INC.



                         By:___________________________________
                         Name:  F.S. Wonham
                         Title: President and Treasurer



                         U.S. TRUST COMPANY OF CONNECTICUT



                         By:___________________________________
                         Name:
                         Title: